UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 3, 2016

Acorda Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50513	13-3831168
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

	420 Saw Mill River Road, Ardsley, NY	10502
	(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (914) 347-4300

Not Applicable
Former name or former address, if changed since last report

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 4, 2016, Acorda Therapeutics, Inc. (the "Company") announced that Mr. Michael Rogers, age 56, the Company's Chief Financial Officer and one of its named executive officers, left the Company.

In connection with Mr. Rogers' departure from the Company, David Lawrence, age 59, has assumed the role of Chief, Business Operations and Principal Accounting Officer. He will also carry out principal financial officer responsibilities. Andrew Hindman, age 44, the Company's Chief Business Development Officer, has assumed responsibility for Financial Planning and Analysis and Investor Relations.

Mr. Lawrence has been our Chief of Business Operations since October 2013.  Prior to that, from January 2005 to October 2013, he served as our Chief Financial Officer.  He previously served as our Vice President, Finance from January 2001 through 2004, and Director, Finance from 1999 to 2001.  From 1991 to 1999, Mr. Lawrence held several positions for Tel-Air Communications, Inc., including Vice President and Controller.  Prior to Tel-Air, he held the financial management positions of Controller and Finance Manager for Southwestern Bell and Metromedia Telecommunications, respectively.  Mr. Lawrence received his undergraduate degree in Accounting from Roger Williams College, and an M.B.A in Finance from Iona College.  Mr. Lawrence is a founding member and currently serves on the board of directors and as Treasurer of The Brian Ahearn Children's Fund.

The Company intends to enter into a consulting agreement with Mr. Rogers, effective as of his departure and subject to negotiation with him, pursuant to which he will provide certain consulting services to the Company during a consulting period expected to continue through the end of 2016 in exchange for, among other things, the Company's agreement to modify Mr. Rogers' outstanding stock options to extend exercise rights, and modify certain outstanding restricted stock and option awards to allow for their scheduled vesting during the consulting period despite Mr. Rogers' departure.  Mr. Rogers will also receive compensation and benefits to which he is entitled pursuant to his existing employment agreement with the Company.

In connection with his new responsibilities, Mr. Hindman will receive additional compensation of $70,000 paid over a six (6) month period.  With the exception of this additional compensation for Mr. Hindman, no changes are being made to any of the existing compensatory arrangements with Mr. Lawrence or Mr. Hindman, including without limitation salary, non-equity incentive compensation, and equity awards, in connection with Mr. Lawrence's appointment to his new position, and Mr. Lawrence's and Mr. Hindman's assumption of responsibilities as described above.

There are no arrangements or understandings between either Mr. Lawrence and any other persons, pursuant to which Mr. Lawrence was appointed as Chief, Business Operations and Principal Accounting Officer, no family relationships between Mr. Lawrence and any of the Company's directors or other executive officers, and Mr. Lawrence does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Rogers' departure and the management changes involving Messrs. Lawrence and Hindman is attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated by reference into this Item.

Item 9.01          Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated October 4, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

October 5, 2016	By:	/s/ Jane Wasman
Name: Jane Wasman
Title: President, International, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 4, 2016